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                                                                    Exhibit 23.1



                         Independent Auditors' Consent

The Board of Directors
Quinton Cardiology Systems, Inc.:

We consent to the use of our report dated February 6, 2004, with respect to the consolidated balance sheets of Quinton Cardiology Systems, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Seattle, Washington
May 3, 2004